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                                                                    EXHIBIT 10.2



                                   PENGE CORP.
                            PROMISSORY NOTE EXTENSION

                                                Date: December 1, 2006


To whom it may concern;


      o Penge Corp has a $30,000 promissory note with Philip Oleson that is due on December 13, 2006.

      o The parties agree to extend the promissory notes on a month to month basis. The promissory notes can be called due with 30 days notice. The notes are extended with all terms remaining the same.



PENGE CORPORATION

By: /s/ KC Holmes
    ------------------------------
Name:  KC Holmes
Title: President, Penge Corp
3327 West Wadley, Suite 3-366, Midland, Texas 79707
432-967-1284

Date: 12/1/06


LENDER:

Signature: /s/ Philip Oleson
           ------------------------------
Name: Philip Oleson

Address: 844 W Bogus View Dr
         Eagle, ID 83616